Exhibit 10.1
FOURTH AMENDMENT
TO THE SECURITIES PURCHASE AGREEMENT
This amendment (“Amendment”) is made and entered into as of June 18, 2007 (“Effective Date”) by and between Specialty Risk Solutions, LLC (“SRS”) and Specialty Underwriters’ Alliance, Inc., and amends the SECURITIES PURCHASE AGREEMENT(“Agreement”) entered into by the parties on May 11, 2005, as amended. Any terms defined in the Agreement and used herein shall have the same meaning in this Amendment as in the Agreement. In the event that any provision of this Amendment and any provision of the Agreement are inconsistent or conflicting, the inconsistent or conflicting provision of this Amendment shall be and constitute an amendment of the Agreement and shall control, but only to the extent that such provision is inconsistent or conflicting with the Agreement. Any capitalized terms not defined herein shall be defined as in the Agreement.
NOW, THEREFORE, and in consideration of the mutual agreements and covenants set forth, the parties wish to amend the Agreement as follows:
The following provision of Subsection (iii) of (c) of Section 1: Sale and Purchase of Securities; Closing shall be deleted in its entirety:
“on the second anniversary of the effective date of this Agreement, a balloon payment for the remaining unpaid balance of the $1,000,000”;
and shall be replaced with the following:
“on December 31, 2008, a balloon payment for the remaining unpaid balance of the $1,000,000.”
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on their behalf by their duly authorized officers as of the day, month and year above written.
SPECIALTY UNDERWRITERS’ ALLIANCE, INC.

By: Name:	/s/ William S. Loder William S. Loder
Title:	Senior Vice President and
Chief Underwriting Officer
SPECIALTY RISK SOLUTIONS, LLC

By: Name:	/s/ Scott H. Keller Scott H. Keller
Title:	Managing Director